UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 23, 2011

NEW CENTURY BANCORP, INC.

(Exact name of registrant as specified in its charter)

North Carolina	000-50400	20-0218264
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 W. Cumberland Street, Dunn, North Carolina		28334
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (910) 892-7080

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 26, 2011, New Century Bancorp, Inc. (the Registrant”) filed articles of amendment for the purpose of amending its articles of incorporation to increase the amount of its authorized capital stock. The Registrant’s Board of Directors adopted the articles of amendment on June 9, 2011, and the shareholders of the Registrant voted in favor of the proposed amendments at the Annual Meeting of Shareholders (the “Annual Meeting”), held on August 23, 2011 (the five proposals submitted at the Annual Meeting are discussed below in Item 5.07).

The articles of amendment increase the authorized common stock of the Registrant from 10,000,000 to 25,000,000 shares and authorize the issuance of up to 5,000,000 shares of preferred stock, to be issued in one or more series with such preferences, limitations, and relative rights per share as the Board of Directors shall designate.

A copy of the articles of amendment, as filed with the North Carolina Secretary of State on August 26, 2011, is attached as Exhibit 3.1 and incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On August 23, 2011, the Registrant held its Annual Meeting. There were five proposals submitted to shareholders at the Annual Meeting. In the case of Proposal 1, all of the nominees were approved and elected to serve on the Registrant’s Board of Directors. All other proposals were also approved by the shareholders entitled to vote at the Annual Meeting. The proposals below are described in greater detail in the Registrant’s definitive proxy statement for the Annual Meeting filed on July 15, 2011, with the Securities and Exchange Commission.

The voting results were as follows:

Proposal 1: Proposal to elect five members of the Board of Directors for terms of three years.

Directors Elected	Votes For	Votes Withheld	Abstentions	Broker Non-Votes

Three-Year Terms

Gerald W. Hayes	3,174,232	153,016	0	1,420,335

William L. Hedgepeth II	3,238,003	89,245	0	1,420,335

Tracy L. Johnson	3,287,433	39,815	0	1,420,335

Carlie C. McLamb, Jr.	3,283,406	43,842	0	1,420,335

Anthony E. Rand	3,029,979	297,269	0	1,420,335

Proposal 2: Proposal to approve an amendment to the Registrant’s Articles of Incorporation to increase the number of authorized shares of common stock from 10,000,000 to 25,000,000.

Votes For	Votes Against	Abstentions	Broker Non-Votes

4,146,355	577,978	23,250	0

Proposal 3: Proposal to approve an amendment to the Registrant’s Articles of Incorporation to authorize the issuance of up to 5,000,000 shares of preferred stock, no par value per share, to be issued in one or more series with such preferences, limitations and relative rights as shall be designated by the Board of Directors.

Votes For	Votes Against	Abstentions	Broker Non-Votes

2,780,608	523,482	23,158	1,420,335

Proposal 4: Proposal to ratify the appointment of Dixon Hughes Goodman LLP as the Registrant’s independent registered public accounting firm for 2011.

Votes For	Votes Against	Abstentions	Broker Non-Votes

4,637,618	98,576	11,389	0

Proposal 5: Proposal to adjourn the meeting to a later date or dates, if necessary, to permit further solicitation of proxies in the event there are not sufficient votes at the time of the meeting to approve the matters to be considered by the shareholders at the meeting.

Votes For	Votes Against	Abstentions	Broker Non-Votes

4,298,959	425,805	22,819	0

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibit is filed herewith:

EXHIBIT NO.	DESCRIPTION OF EXHIBIT

3.1	Articles of Amendment of New Century Bancorp, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW CENTURY BANCORP, INC.

By:	/s/ Lisa F. Campbell
Lisa F. Campbell
Executive Vice President, Chief Financial Officer and Chief Operating Officer

Dated: August 26, 2011